File No. 70-8341



               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

              AMENDMENT NO. 12 (POST-EFFECTIVE) TO

                      FORM U-1 APPLICATION

                            UNDER THE

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  _____________________________

               PUBLIC SERVICE COMPANY OF OKLAHOMA
                       212 East 6th Street
                   Tulsa, Oklahoma  74119-1212

 (Name of company or companies filing this statement and address of principal executive offices)

                 _______________________________

               CENTRAL AND SOUTH WEST CORPORATION

         (Name of top registered holding company parent)

                ________________________________

                       William R. McKamey
                         General Manager
               Public Service Company of Oklahoma
                       212 East 6th Street
                   Tulsa, Oklahoma  74119-1212

                        Wendy G. Hargus,
                            Treasurer
               Central and South West Corporation
                  1616 Woodall Rodgers Freeway
                      Dallas, Texas  75202

                      Joris M. Hogan, Esq.
                 Milbank, Tweed, Hadley & McCloy
                     1 Chase Manhattan Plaza
                    New York, New York  10005

           (Names and addresses of agents for service)


          Public Service Company of Oklahoma ("PSO"), an Oklahoma corporation, is a wholly owned electric public utility subsidiary of Central and South West Corporation ("CSW"), a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"). PSO hereby amends Item 1 of the Form U-1 Application in File No. 70-8341 as provided below; in all other respects the Application as previously filed will remain the same.
Item 1.  Description of Proposed Transactions.
          Item 1 is hereby amended to include the following information after the fifth paragraph under the heading "Proposed Transaction":
     After consummation of the transactions described herein, and also after conversion of all shares of convertible preferred stock owned by PSO into shares of Excel Common Stock, PSO will own less than 5% of the voting securities of Excel. Therefore, Excel will not be a subsidiary company under Section 2(a)(8)(A) of the Act nor an affiliate under Section 2(a)(11)(A) of the Act.

                        S I G N A T U R E

          Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, as amended, the undersigned company has duly caused this statement (or amendment) to be signed on its behalf by the undersigned thereunto duly authorized.
          Dated: October 4, 1996

                              PUBLIC SERVICE COMPANY OF OKLAHOMA

                              By:/s/WILLIAM R. MCKAMEY
                                  William R. McKamey,
                                  General Manager